UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2014

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	(Commission File Number)	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our Annual Meeting of Stockholders was held on April 24, 2014. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The following three matters were included in our proxy dated March 14, 2014 and were voted upon at the annual meeting. Final vote tabulations are indicated below:

1.	To elect Directors for a term of one (1) year:

	For	Against	Abstain	Non Votes

Douglas G. Duncan	102,336,982	1,216,779	116,967	7,722,461
Francesca M. Edwardson	101,956,743	1,606,512	107,473	7,722,461
Wayne Garrison	99,630,022	3,869,941	170,765	7,722,461
Sharilyn S. Gasaway	102,341,357	1,220,743	108,628	7,722,461
Gary C. George	102,364,768	1,207,908	98,052	7,722,461
Bryan Hunt	92,275,384	11,190,417	204,927	7,722,461
Coleman H. Peterson	101,915,218	1,658,680	96,830	7,722,461
John N. Roberts, III	102,194,705	1,303,024	172,999	7,722,461
James L. Robo	102,084,436	1,505,343	80,949	7,722,461
Kirk Thompson	99,580,443	3,923,560	166,725	7,722,461
John A. White	101,694,957	1,924,687	51,084	7,722,461

2.	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers:

For	102,932,638
Against	561,228
Abstain	176,862
Non Votes	7,722,461

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 calendar year:

For	110,692,676
Against	509,181
Abstain	191,332
Non Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 25th day of April 2014.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer
(Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee
Executive Vice President, Finance and
Administration and Chief Financial Officer
(Principal Financial and Accounting Officer)